UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008

Whitestone REIT (Exact Name of Registrant as Specified in Its Charter)
Hartman Commercial Properties REIT (Former Name of Registrant)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or	(Commission File Number)	(I.R.S. Employer
organization)		Identification No.)

2600 South Gessner, Suite 500 Houston, Texas 77063
(Address of principal executive offices)
(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2008, Whitestone REIT issued a press release announcing that Donald F. Keating had been appointed a trustee to complete the term of Chand Vyas.

Mr. Keating, formerly chief financial officer of Shell Mining Co., has served in senior financial positions in oil exploration and production, refining, pipeline, chemical and mining businesses.  These include Shell Pipeline Co., one of the nation’s largest oil transporters; Triton Coal Co., a large coal mining operator in Wyoming;  Massey Terminal, one of the country’s largest coal export terminals; and Ship Yard River Terminal, a Charleston, SC, importer/exporter bulk material terminal.

Mr. Keating has previously served on the boards of Billiton Metals Co., R & F Coal Co. and Marrowbone Coal Co.

Chand Vyas resigned due to personal time constraints and due to his own company business requiring more of his time.  Mr. Vyas was a member of Class II trustees whose term expires in 2008.

A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Dated: February 12, 2008	By:	/s/ David K. Holeman
Name: David K. Holeman
Title: Chief Financial Officer